UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2021

EQUIFAX INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-06605	58-0401110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.25 par value per share	EFX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Public Offering of Senior Notes Due 2031

On August 11, 2021, Equifax Inc. (the “Company”) executed an Underwriting Agreement with J.P. Morgan Securities LLC, BofA Securities, Inc., Mizuho Securities USA LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as the representatives of the underwriters named therein, with regard to the issuance and sale by the Company of $1,000,000,000 aggregate principal amount of the Company’s 2.350% Senior Notes due 2031 (the “Notes”). The Notes are issued pursuant to an Indenture dated as of May 12, 2016 between the Company and U.S. Bank National Association, as Trustee, as supplemented by the Ninth Supplemental Indenture relating to the Notes and dated as of August 13, 2021.

Interest on the Notes will accrue from their date of issuance at a rate of 2.350% per year and will be payable in cash semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2022.

The Notes will mature on September 15, 2031. Prior to June 15, 2031 (three months prior to the maturity date of the Notes), the Company may redeem all or a portion of the Notes at any time, at its option, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption and (2) the sum of the present values of the remaining scheduled payments (assuming that the Notes matured on June 15, 2031) of principal and interest in respect of the Notes being redeemed (exclusive of interest accrued to the redemption date) discounted to the redemption date, on a semi-annual basis, at the treasury rate plus 20 basis points, plus accrued and unpaid interest to, but excluding, the date of redemption.

Beginning June 15, 2031, the Company may redeem all or a portion of the Notes at any time, at its option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

The net proceeds from this offering will be approximately $988.7 million, after deducting the underwriting discounts and estimated offering expenses payable by the Company. The Company intends to use the net proceeds to repay in full $300 million aggregate principal amount of its 3.60% Senior Notes due 2021 and $300 million aggregate principal amount of its Floating Rate Notes due 2021. The remaining net proceeds will be used for general corporate purposes, which may include the repayment of borrowings under the Company’s commercial paper program or the funding of acquisitions, including the Company’s $1.825 billion acquisition of Appriss Insights.

The following documents are being filed with this Current Report on Form 8-K and are incorporated by reference into the Company’s effective Registration Statement on Form S-3 (File No. 333-232854) filed with the Securities and Exchange Commission on July 26, 2019: (i) the Underwriting Agreement, filed as Exhibit 1.1 hereto; (ii) the Ninth Supplemental Indenture between the Company and the Trustee, including the form of Note as Exhibit A, filed as Exhibit 4.1 hereto; (iii) the opinion of counsel addressing the validity of the Notes, filed as Exhibit 5.1 hereto; and (iv) the opinion of John J. Kelley III, Chief Legal Officer of the Company, addressing certain other legal matters, filed as Exhibit 5.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 11, 2021, by and among Equifax Inc. and J.P. Morgan Securities LLC, BofA Securities, Inc., Mizuho Securities USA LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as the representatives of the underwriters named therein (filed herewith).

4.1	Ninth Supplemental Indenture, dated as of August 13, 2021, between Equifax Inc. and the Trustee, including the form of Note as Exhibit A (filed herewith).

5.1	Opinion of Hogan Lovells US LLP (filed herewith).

5.2	Opinion of John J. Kelley III, Chief Legal Officer of Equifax Inc. (filed herewith).

23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1 filed herewith).

23.2	Consent of John J. Kelley III, Chief Legal Officer of Equifax Inc. (contained in Exhibit 5.2 filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/ John J. Kelley III
Name:	John J. Kelley III
Title:	Corporate Vice President, Chief Legal Officer and Corporate Secretary

Date: August 16, 2021